Exhibit 5.2

                            FORD MOTOR COMPANY
                            THE AMERICAN ROAD
                          DEARBORN, MICHIGAN 48121




                                               August 30, 1995

Ford Motor Company
The American Road
Dearborn, Michigan 48121

Ladies and Gentlemen:

     This will refer to the Registration Statement on Form S-8 (the "Registration Statement") that is being filed by Ford Motor Company (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the Company's Deferred Compensation Plan (the "Plan").

     As a Counsel of the Company, I am familiar with the affairs of the Company, including the action taken by the Company in connection with the Plan. I have examined, or caused to be examined, the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the provisions of the Plan. I also have examined or caused to be examined such other documents and instruments and have made such further investigation as I have deemed appropriate in connection with this opinion.

     Based upon the foregoing, it is my opinion that in general the Plan is exempt from ERISA's requirements. However, to the extent a limited statement to the United States Department of Labor (the "DOL") is required to meet the reporting and disclosure requirements under ERISA regulations, that statement has been filed with the DOL.

     I hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission issued thereunder.

                                   Very truly yours,

                                   /s/William J. Rooney
                                   William J. Rooney
                                   Counsel
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